Exhibit 99.1

Millipore Generates Exceptional First Quarter Revenue Growth

Strong results driven by balanced performance of Bioprocess and Bioscience Divisions

BILLERICA, Mass. – May 6, 2010 – Millipore Corporation (NYSE:MIL), a leading provider of technologies, tools and services for the global life science industry, today reported financial results for its first quarter ended April 3, 2010.

Revenues for the first quarter grew 14 percent from the previous year, totaling $463.0 million. Excluding a 5 percent favorable impact from changes in foreign currency, Millipore generated organic revenue growth of 9 percent. On a divisional basis, excluding changes in foreign currency, Millipore’s Bioscience Division and Bioprocess Division each grew 9 percent from the previous year.

Millipore’s first quarter earnings per share were $0.99, compared to $0.95 per share in the first quarter of 2009. Non-GAAP earnings per share grew 14 percent to $1.21 per share, compared to $1.06 per share in the first quarter of last year. A reconciliation of GAAP to non-GAAP financial measures is provided in the Company’s financial tables accompanying this press release.

“We delivered exceptional revenue growth in the first quarter, as we benefited from the contribution of new products, a strengthening economic environment, and continued momentum in our core business,” said Martin Madaus, Chairman & CEO of Millipore. “Our results were well-balanced between both divisions, and from a geographic perspective we generated impressive results in North America and Asia. While strong demand from biotechnology customers continued to drive our Bioprocess Division performance, our Bioscience Division benefited from a rebound in spending from large pharmaceutical customers and higher sales of our laboratory instrumentation products.

“We continue to accelerate our investments into initiatives that will drive product innovation. The success of these initiatives over the past five years has enabled us to fundamentally increase the growth profile of our business. During the first quarter, we increased our R&D spending by 19 percent and advanced key collaborations with technology partners, which will help to drive long-term revenue growth. Our proposed transaction with Merck KGaA remains on track and we look forward to closing the transaction and creating a world-class partner for the Life Science industry.”

Proposed Merck KGaA Transaction

During the quarter, Millipore announced key milestones relating to the proposed transaction, including:

•	The waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act expired on April 19th without a second request for information.

•	The Special Shareholder’s Meeting to vote on the proposed transaction will take place on Thursday, June 3rd at 10:00 a.m.

•	The Company filed its definitive proxy with the Securities and Exchange Commission on April 30th.

Q1 2010 Financial Performance

Millipore reported Q1 non-GAAP gross margin of 56.6 percent and non-GAAP operating profit margin of 22.6 percent, an improvement of 40 basis points from the previous year. During the quarter, Millipore generated $77 million in free cash flow and ended the first quarter with $223 million in cash and cash equivalents.

“Our first quarter revenue growth translated into outstanding profitability and cash flow,” said Charles Wagner, Chief Financial Officer of Millipore. “We demonstrated attractive operating leverage in the business, while continuing to fund our innovation initiatives. Our cash conversion cycle improved by 24 days and was driven by a significant improvement in our inventory management. Over the past three years, we have lowered our days of inventory outstanding from a high of 149 days to 109 days at the end of the quarter. After growing our free cash flow by an impressive 54 percent in 2009, our working capital initiatives enabled us to still deliver an $8 million year-over-year improvement in free cash flow during the first quarter.”

Revenue Growth by Geography ($ millions):

	Three Months Ended
	April 3, 2010	April 4, 2009	% Growth
Americas	$188.9	$165.2	14%
Europe	166.7	162.9	2%
Asia/Pacific	107.4	79.8	35%

Total	$463.0	$407.9	14%

Revenue Growth by Division ($ millions):

	Three Months Ended
	April 3, 2010	April 4, 2009	% Growth
Bioprocess	$258.3	$230.0	12%
Bioscience	204.7	177.9	15%

Total	$463.0	$407.9	14%

Quarterly Earnings Call

Millipore will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters at 4:45 p.m. Eastern Daylight Time today. The call can be accessed through Millipore’s website: http://www.millipore.com. A replay of the call will be archived on the Investor Relations section of the website and will also be available via telephone by dialing 800-642-1687 or 706-645-9291 and entering confirmation code: 63837291. The telephonic replay will be available beginning at 5:45 p.m. Eastern Daylight Time on May 6, 2010 until 11:59 p.m. Eastern Daylight Time on May 10, 2010.

About Millipore

Millipore (NYSE: MIL) is a life science leader providing cutting-edge technologies, tools, and services for bioscience research and biopharmaceutical manufacturing. As a strategic partner, we collaborate with customers to confront the world’s challenging human health issues. From research to development to production, our scientific expertise and innovative solutions help customers tackle their most complex problems and achieve their goals. Millipore Corporation is an S&P 500 company with more than 5,900 employees in 30 countries worldwide.

Advancing Life Science Together®

Research. Development. Production.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are non-GAAP gross profit, gross profit margin, operating profit, operating margin, pre-tax income, net income attributable to Millipore, diluted earnings per share, and free cash flow. Non-GAAP gross profit, gross profit margin, operating profit, operating margin, pre-tax income, net income attributable to Millipore and diluted earnings per share exclude costs related to global supply chain initiatives, acquisition and related integration expenses, amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions, gain on business acquisition, and non-cash interest expense on convertible debt. We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment.

We believe that the non-GAAP financial measures provide useful and supplementary information to investors regarding our operating performance, although they may not be directly comparable to measures used by other companies. It is our belief that these non-GAAP financial measures have been particularly useful to investors over the last few years because of the significant changes that have occurred outside of our day-to-day business in accordance with the execution of our strategy.

We regularly use non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on such non-GAAP measures. Non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on our financial results. Management uses, and investors should use, non-GAAP measures in conjunction with our GAAP results.

Forward Looking Statements:

The matters discussed herein, as well as in future oral and written statements by management of Millipore Corporation that are forward-looking statements, are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements.

Potential risks and uncertainties that could affect Millipore’s future operating results include, without limitation, failure to achieve design wins into our pharmaceutical and biotechnology customers’ manufacturing design phase for a particular drug; delay, suspension or termination of a customer’s volume production; lack of availability of raw materials or component products on a timely basis; regulatory delay in the approval of customers’ therapeutics; limitations on cash flow available for operations and investment due to debt service obligations; the inability to establish and maintain necessary product and process quality levels; reduced demand for animal-derived cell culture products; the inability to realize the expected benefits of development, marketing, licensing and other alliances; competitive factors such as new membrane or chromatography technology; the inability to achieve anticipated cost benefits of our supply chain initiatives; risks relating to our concentration of principal manufacturing operations; the inability to utilize technology in current or planned products due to overriding rights by third parties; potential environmental liabilities; conditions in the economy in general and in the bioscience and bioprocess markets in particular; foreign exchange fluctuations; reduced private and government research funding; exposure to product liability claims; and difficulties inherent in transferring or outsourcing of manufacturing operations. Please refer to our filings with the SEC, including our most recent Annual Report on Form 10-K, for more information on these and other risks that could cause actual results to differ.

-tables follow-

Contacts:
Joshua Young Director, Investor Relations Millipore Corporation (978) 715-1527 (800) 225-3384 joshua_young@millipore.com	Karen Hall Director, Corporate Communications Millipore Corporation (978) 715-1567 karen_hall@millipore.com

Millipore Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	April 3, 2010	April 4, 2009
Revenues	$463,033	$407,940
Cost of revenues	203,671	184,621

Gross profit	259,362	223,319

Selling, general and administrative expenses	141,141	126,788
Research and development expenses	30,084	25,203

Operating profit	88,137	71,328

Gain on business acquisition	—	8,542
Interest income	113	242
Interest expense	(14,259)	(14,609)

Income before provision for income taxes	73,991	65,503
Provision for income taxes	16,776	11,949

Net income	57,215	53,554
Less: Net income attributable to noncontrolling interest	—	529

Net income attributable to Millipore	$57,215	$53,025

Diluted earnings per share	$0.99	$0.95

Diluted weighted average shares outstanding	57,906	55,779

Millipore Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	April 3, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$222,676	$168,333
Accounts receivable, net	314,539	280,930
Inventories	237,913	257,809
Deferred income taxes and other current assets	108,605	95,196

Total current assets	883,733	802,268
Property, plant and equipment, net	574,111	595,611
Deferred income taxes	13,587	40,175
Intangible assets, net	324,223	337,696
Goodwill	1,016,534	1,017,683
Other assets	16,941	17,356

Total assets	$2,829,129	$2,810,789

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$11,084	$42,851
Accounts payable	88,579	75,056
Income taxes payable	20,854	16,739
Accrued expenses and other current liabilities	177,426	185,061

Total current liabilities	297,943	319,707
Deferred income taxes	14,456	17,681
Long-term debt	873,724	890,242
Other liabilities	81,189	80,125
Equity	1,561,817	1,503,034

Total liabilities and equity	$2,829,129	$2,810,789

Millipore Corporation

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	April 3, 2010	April 4, 2009
Cash flows from operating activities:
Net income	$57,215	$53,554
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,260	30,523
Stock-based compensation	7,486	5,791
Amortization of deferred financing costs	849	844
Amortization of debt discount	3,965	3,704
Deferred income tax (benefit) provision	(1,306)	6,829
Gain on business acquisition	—	(8,542)
Business acquisition inventory fair value adjustment	—	610
Other	(2,547)	4,161
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	(40,471)	(22,464)
Inventories	11,384	2,250
Other assets	449	5,535
Accounts payable	15,676	9,493
Accrued expenses and other current liabilities	4,172	(3,603)
Other liabilities	1,125	(4,458)

Net cash provided by operating activities	88,257	84,227

Cash flows from investing activities:
Additions to property, plant and equipment	(11,577)	(15,708)
Acquisition of businesses, net of cash acquired	—	(18,766)
Other	(748)	(1,362)

Net cash (used for) investing activities	(12,325)	(35,836)

Cash flows from financing activities:
Proceeds from issuance of common stock under stock plans	16,876	1,710
Net repayments under the revolving credit facility	—	(67,174)
Net (repayments of) borrowings from short-term debt	(32,289)	71,747
Dividends paid to noncontrolling interest	—	(460)

Net cash provided by (used for) financing activities	(15,413)	5,823

Effect of foreign exchange rates on cash and cash equivalents	(6,176)	2,446

Net increase in cash and cash equivalents	54,343	56,660
Cash and cash equivalents at beginning of year	168,333	115,462

Cash and cash equivalents at end of period	$222,676	$172,122

Millipore Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended April 3, 2010

(dollars in thousands, except EPS data)

	Gross Profit	Gross Profit Margin	Operating Profit	Operating Margin	Pre-tax Income	Net Income Attributable to Millipore	Diluted EPS
GAAP results, three months ended April 3, 2010	$259,362	56.0%	$88,137	19.0%	$73,991	$57,215	$0.99
Non-GAAP adjustments:
Costs related to global supply chain initiatives	612	0.1%	628	0.2%	628	404	0.01
Acquisition and related integration expenses	—	—	2,346	0.5%	2,346	1,511	0.02
Purchased intangibles amortization	1,968	0.5%	13,426	2.9%	13,426	8,645	0.15
Non-cash interest expense on convertible debt	—	—	—	—	3,843	2,474	0.04

Total non-GAAP adjustments	2,580	0.6%	16,400	3.6%	20,243	13,034	0.22

Non-GAAP results, three months ended April 3, 2010	$261,942	56.6%	$104,537	22.6%	$94,234	$70,249	$1.21

Millipore Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended April 4, 2009

(dollars in thousands, except EPS data)

	Gross Profit	Gross Profit Margin	Operating Profit	Operating Margin	Pre-tax Income	Net income attributable to Millipore	Diluted EPS
GAAP results, three months ended April 4, 2009	$223,319	54.7%	$71,328	17.5%	$65,503	$53,025	$0.95
Non-GAAP adjustments:
Costs related to global supply chain initiatives	3,602	0.9%	3,844	0.9%	3,844	2,466	0.04
Business acquisition inventory fair value adjustment	610	0.2%	610	0.2%	610	391	0.01
Acquisition and related integration expenses	—	—	894	0.2%	894	574	0.01
Purchased intangibles amortization	1,949	0.5%	13,995	3.4%	13,995	8,979	0.16
Gain on business acquisition	—	—	—	—	(8,542)	(8,542)	(0.15)
Non-cash interest expense on convertible debt	—	—	—	—	3,584	2,299	0.04

Total non-GAAP adjustments	6,161	1.6%	19,343	4.7%	14,385	6,167	0.11

Non-GAAP results, three months ended April 4, 2009	$229,480	56.3%	$90,671	22.2%	$79,888	$59,192	$1.06

Non-GAAP Gross Profit and Gross Profit Margin

The calculation of non-GAAP gross profit and gross profit margin is displayed in the above tables. Non-GAAP gross profit and gross profit margin exclude severance and relocation costs, facility closure costs, and accelerated depreciation associated with our global supply chain initiatives because they are material expenses in excess of our normal operating costs. We undertook these initiatives to significantly reduce our cost structure and improve operational efficiency primarily through the consolidation of manufacturing locations. Non-GAAP gross profit and gross profit margin also exclude amortization of purchased intangible assets and inventory fair value adjustments from business acquisitions because (i) the amounts are non-cash; (ii) we can not influence the timing and amount of future expense recognition; and (iii) excluding such expenses provides investors and management better visibility into the components of operating expenses.

Non-GAAP Operating Profit and Operating Margin

The calculation of non-GAAP operating profit and operating margin is displayed in the above tables. Non-GAAP operating profit and operating margin exclude costs related to our global supply chain initiatives, amortization of purchased intangible assets and inventory fair value adjustments related to business acquisitions for the reasons described for non-GAAP gross profit and gross profit margin above. Non-GAAP operating profit and operating margin also exclude acquisition and related integration expenses for year-over-year comparison because these are incremental costs to our day-to-day business and can be material.

Non-GAAP Pre-tax Income

The calculation of non-GAAP pre-tax income is displayed in the above tables. The calculation of non-GAAP pre-tax income excludes costs related to our global supply chain initiatives; acquisition and related integration expenses; and amortization of purchased intangible assets and inventory fair value adjustments related to business acquisitions for the reasons described for non-GAAP operating profit and operating margin above. Non-GAAP pre-tax income also excludes gain on business acquisition because (i) such a gain is non-cash; (ii) the amount is both material and non-recurring; and (iii) excluding such gains provides investors and management better visibility into the components of pre-tax income. In addition, we have also excluded the incremental non-cash interest expense on our convertible debt because we can not control the amount of this expense without modifying our capital structure.

Non-GAAP Net Income Attributable to Millipore

The calculation of non-GAAP net income attributable to Millipore is displayed in the above tables. Because pre-tax income is included in determining net income attributable to Millipore, the calculation of non-GAAP net income attributable to Millipore also excludes costs related to our global supply chain initiatives; acquisition and related integration expenses; gain on business acquisition; non-cash interest expense on convertible debt; and amortization of purchased intangible assets and inventory fair value adjustments related to business acquisitions for the reasons described for non-GAAP pre-tax income above.

Non-GAAP Diluted Earnings per Share

The calculation of non-GAAP diluted earnings per share is displayed in the above tables. Because net income attributable to Millipore is included in the diluted earnings per share calculation, the non-GAAP diluted earnings per share calculation excludes costs related to our global supply chain initiatives; acquisition and related integration expenses; gain on business acquisition; non-cash interest expense on convertible debt; and amortization of purchased intangible assets and inventory fair value adjustments related to business acquisitions for the reasons described for non-GAAP net income attributable to Millipore above.

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